Exhibit 99.1

Date:	August 3, 2005

Media Contact:	William H. Galligan	816/983-1551
William.h.galligan@kcsr.com
Kansas City Southern Reports Second Quarter 2005 Results;
Sets the Groundwork for the Integrated Operation of
KCSR, Tex Mex and TFM
Second Quarter Highlights
•	Substantial progress made in integrating TFM, S.A. de C.V. (TFM) into Kansas City Southern (KCS) and creating a single rail network connecting the commercial and industrial heartlands of U.S. and Mexico.

•	Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (GTFM) financial results consolidated under KCS as of April 1, 2005. GTFM is the holding company for TFM, the railroad operating company in Mexico.

•	KCS consolidated second quarter revenues increased 12.5% to $381.1 million over the pro forma second quarter 2004 combined revenues of $338.8 million, principally from its three rail operating companies: The Kansas City Southern Railway (KCSR), The Texas Mexican Railway (Tex Mex) and TFM.

•	KCSR revenues rose 16.8% to $178.6 million; ninth consecutive quarter of substantial quarter-over-quarter growth.

•	KCSR operating income improved 12.1% to $25.9 million.

•	GTFM revenues increased 8.7% to $184.1 million from $169.3 million, but the quarter’s financial result was adversely impacted by tax rulings, purchase accounting and other costs.

•	TFM refinanced $443.5 million of 11.75% Senior Discount Debentures saving $10.5 million of interest annually going forward.

•	Tex Mex was granted a $50 million, 25-year loan under the Federal Railroad Administration’s RRIF program. The loan will be used to enhance Tex Mex as a rail link between the U.S. and Mexico.
Second Quarter 2005
Kansas City, MO. Kansas City Southern (KCS or Company) (NYSE:KSU) today reported second quarter 2005 financial results, which included the consolidation of TFM’s results following the acquisition of control on April 1, 2005. For the second quarter 2005, KCS consolidated revenues were $381.1 million versus $153.9 million in 2004. On a same rail system comparative basis, KCS consolidated second quarter revenues grew 12.5% over the 2004 pro forma combined revenues of the Company.
In connection with the April 1, 2005 acquisition of an additional 48.5% interest in GTFM, KCS consolidated operating expenses for the second quarter of 2005 were adversely impacted by a non-cash, pre-tax charge of $35.6 million related to a series of Mexican Supreme Court rulings, which eliminated TFM’s ability to use net operating losses to offset future employer statutory profit sharing contributions. In addition, consolidated pre-tax operating expenses were adversely impacted by $4.1 million related to the reduction of the carrying values of certain GTFM assets to reflect KCS’ revised plans relating to future use; $3.6 million in depreciation relating to the preliminary allocation of the purchase price; $4.9 million associated with disputed withholding tax receivables with the Mexican government, and $3.2 million associated with the higher bad debt and claims costs experienced by GTFM. After factoring in the impact of these pre-tax charges, KCS consolidated operating expenses were $386.4 million for the second quarter of 2005 versus $134.4 million in 2004, which is not comparable due to the consolidation of GTFM commencing in the second quarter of 2005.
Primarily as a result of the above described charges related to GTFM, KCS recorded a net loss of $25.8 million, or $(0.32) diluted earnings per share, for the second quarter of 2005, compared with $7.0 million of net income available to common shareholders, $0.11 diluted earnings per share, for the second quarter of 2004.
Year-to-Date 2005 Highlights
•	Consolidated revenues of $579.3 million, which excludes first quarter 2005 revenues of GTFM.

•	KCSR revenues increased 19.4% to $357.9 million.

•	KCSR operating income improved 19.1% to $55.6 million.

•	GTFM revenues increased to $354.2 million, or 9.7% on a separate company basis.

•	Cross border KCSR-TFM revenues increased 25.9%.
Comments from the Chairman
“During the second quarter KCS began the essential steps of consolidating its North American operations following the acquisition of the 48.5% additional interest in GTFM,” stated Chairman, President and Chief Executive Officer Michael R. Haverty. “The progress made in growing the franchise was encouraging, especially as a great deal of attention was directed toward re-organizing the operations and marketing functions of KCSR, Tex Mex, and TFM, and strengthening the balance sheet at TFM.
“KCSR streamlined its rail operations into three divisions in order to sharpen focus on strategic points along its system. Being able to focus on key traffic and interchange points will help KCSR structure its service to meet capacity issues as its traffic volumes steadily increase. The Tex Mex began a major upgrade of its track infrastructure funded by a 25-year, $50 million RRIF loan to expand capacity and ensure the efficient handling of growing traffic volumes between the U.S. and Mexico. TFM continued to make steady progress in reorganizing its marketing, operations, and finance and accounting functions to conform with and be integrated into the KCS system, including investing in the communications infrastructure required to ensure a timely installation of MCS in the first quarter of 2006.
“We were very pleased that Francisco Javier Rion elected to join TFM as chief executive officer. Highly respected within the Mexican and international business communities, he joins TFM with 30 years experience in the transportation industry, most recently serving as president of the Rail Control Solutions Division of Bombardier Transportation in the UK. Prior to that he served as Bombardier’s president and managing director in Mexico City. We are confident that Javier will help take TFM to a new level of service performance and profitability. We look forward to investors and the financial community having the opportunity to get to know Javier in the near future.
“He replaces Vicente Corta, who had served as interim chief executive officer since April 2005. Vicente remains a partner in the law firm of White & Case, S.C., and will continue to serve as counsel to TFM in Mexico. We are grateful to Vicente for his valuable leadership through this critical time of transition, and look forward to continuing our close association.
“The second quarter was a period of transition for TFM. Several major efforts were undertaken in the finance area such as the refinancing of high interest rate debt, re-evaluation of the balance sheet as required by purchase accounting, and a review of TFM’s accounting operations and procedures. In addition, the decision was made to invest in SAP R-5 to be installed for use in 2007, following its installation for use by KCS’ U.S. operations in 2006.
“Also of note during the quarter was the progress of the Panama Canal Railway Company (PCRC), which in June had its first $1 million freight revenue month. During the month, average weekly container volumes approached 1,900 compared with about 700 a year ago. The progress made in the second quarter is indicative of growth we expect to continue in the future.
“Favorable progress has been made in a short time period in transforming KCS into a significantly larger transportation company. With every passing day, we identify new opportunities which serve to confirm our long-held belief that putting this system together will be of great benefit to North American shippers, as well as to our shareholders. Given the complexities of the transition everyone should be encouraged by how rapidly and smoothly the process has gone and can look forward to KCS being uniquely positioned to take advantage of newly emerging international traffic patterns.”

Headquartered in Kansas City, MO., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holdings include The Kansas City Southern Railway Company, founded in 1887, and The Texas Mexican Railway Company, founded in 1885, serving the central and south central U.S. Its international holdings include a controlling interest in TFM, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cardénas, Tampico and Veracruz, and a 50% interest in The Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico. Visit www.kcsi.com for more information.
This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and the “Cautionary Information” sections of the Company’s Form 10-K for the year ended December 31, 2004, filed by the Company with the Securities and Exchange Commission (SEC) (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments.

KANSAS CITY SOUTHERN
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share and per share data)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Revenues	$381.1	$153.9	$579.3	$301.7
Operating expenses
Compensation and benefits	93.4	52.2	154.7	103.0
Fuel	56.5	14.6	83.0	29.4
Purchased services	56.6	15.4	76.4	31.0
Equipment costs	41.0	11.6	58.2	24.6
Depreciation and amortization	40.4	13.1	54.7	25.9
Deferred profit sharing	35.7	—	35.7	—
Casualties and insurance	22.0	10.9	34.7	16.6
Other	40.8	16.6	62.4	34.3
Total operating expenses	386.4	134.4	559.8	264.8

Operating income	(5.3)	19.5	19.5	36.9
Equity in net earnings (loss) of unconsolidated affiliates:
Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.	—	2.9	(1.0)	4.2
Other	1.5	0.3	0.4	0.4
Interest expense	(38.7)	(10.9)	(51.0)	(21.7)
Debt retirement costs	(3.9)	—	(3.9)	(4.2)
Exchange gain (loss)	4.3	—	4.3	—
Other income	3.8	1.7	7.1	3.2

Income before income taxes and minority interest	(38.3)	13.5	(24.6)	18.8
Income tax provision	2.5	4.3	8.1	6.2

Income before minority interest	(40.8)	9.2	(32.7)	12.6
Minority interest	(17.2)		(17.2)

Net income	(23.6)	9.2	(15.5)	12.6
Preferred stock dividends	2.2	2.2	4.4	4.4

Net income available to common shareholders	$(25.8)	$7.0	$(19.9)	$8.2

Per Share Data
Earnings per Common share — basic	$(0.32)	$0.11	$(0.27)	$0.13

Earnings per Common share — diluted	$(0.32)	$0.11	$(0.27)	$0.13

Weighted average Common shares outstanding (in thousands) Basic	81,707	62,655	72,604	62,570
Potential dilutive Common shares	—	1,175	—	1,242

Diluted	81,707	63,830	72,604	63,812

Kansas City Southern
Carloadings By Commodity — Second Quarter, 2005
Dollars in Thousands
(Preliminary)

Carloadings				Revenue
Second Quarter		%		Second Quarter		%
2005	2004	Change		2005	2004	Change
			Coal
51,032	47,128	8.3%	Unit Coal	$26,651	$22,902	16.4%
746	556	34.2%	Other Coal	348	344	1.2%

51,778	47,684	8.6%	Total	26,999	23,246	16.1%

			Chemical & Petroleum Products
3,395	1,520	123.4%	Agri Chemicals	3,055	1,005	204.0%
25,062	16,834	48.9%	Other	26,998	16,578	62.9%
26,834	14,561	84.3%	Petroleum	21,422	10,808	98.3%
12,519	4,679	167.6%	Plastics	17,519	5,404	224.2%

67,810	37,594	80.4%	Total	68,994	33,795	104.2%

			Agriculture and Minerals
48,785	17,942	171.9%	Grain	51,984	15,489	235.6%
17,109	7,588	125.5%	Food Products	20,216	6,882	193.8%
16,496	6,718	145.5%	Ores and Minerals	11,415	4,091	178.9%
21,321	4,334	391.9%	Stone, Clay & Glass	15,731	3,555	342.5%

103,711	36,582	183.5%	Total	99,346	30,017	231.0%

			Paper & Forest Products
36,775	23,915	53.8%	Pulp/Paper	33,492	19,400	72.6%
8,000	1,931	314.3%	Scrap Paper	7,322	1,355	440.4%
8,384	6,239	34.4%	Pulpwood/Logs/Chips	5,478	2,993	83.0%
8,846	8,459	4.6%	Lumber/Plywood	10,063	8,700	15.7%
30,784	4,377	603.3%	Metal/Scrap	25,885	3,830	575.8%
19,639	1,547	1169.5%	Military/Other Carloads	19,623	1,978	892.1%

112,428	46,468	141.9%	Total	101,863	38,256	166.3%

			Intermodal & Automotive
33,488	1,429	2243.5%	Automotive	33,796	1,159	2816.0%
146,481	85,639	71.0%	Intermodal	34,011	15,369	121.3%

179,969	87,068	106.7%	Total	67,807	16,528	310.3%

515,696	255,396	101.9%	TOTAL FOR BUSINESS UNITS	365,009	141,842	157.3%
(138)	4,202	(103.3)%	Other Freight Revenue	4,212	2,653	58.8%
			Other Revenue	11,927	9,421	33.8%

515,558	259,598	98.6%	TOTAL	$381,148	$153,916	147.6%

Kansas City Southern
Carloadings By Commodity — Year to date June 30, 2005
Dollars in Thousands
(Preliminary)

Carloadings				Revenue
Year to Date		%		Year to Date		%
2005	2004	Change		2005	2004	Change
			Coal
110,747	94,985	16.6%	Unit Coal	$57,045	$44,459	28.3%
1,465	1,238	18.3%	Other Coal	666	708	(5.9)%

112,212	96,223	16.6%	Total	57,711	45,167	27.8%

			Chemical & Petroleum Products
5,135	2,975	72.6%	Agri Chemicals	4,339	1,916	126.5%
42,717	32,945	29.7%	Other	45,522	32,341	40.8%
42,904	28,164	52.3%	Petroleum	33,915	20,758	63.4%
19,515	9,190	112.4%	Plastics	24,451	10,731	127.9%

110,271	73,274	50.5%	Total	108,227	65,746	64.6%

			Agriculture and Minerals
78,037	37,907	105.9%	Grain	77,320	32,939	134.7%
26,545	14,687	80.7%	Food Products	28,765	12,934	122.4%
26,931	13,627	97.6%	Ores and Minerals	17,901	8,085	121.4%
26,523	8,363	217.1%	Stone, Clay & Glass	20,875	6,786	207.6%

158,036	74,584	111.9%	Total	144,861	60,744	138.5%

			Paper & Forest Products
66,272	47,199	40.4%	Pulp/Paper	58,862	38,191	54.1%
10,452	3,757	178.2%	Scrap Paper	9,298	2,497	272.4%
16,779	12,781	31.3%	Pulpwood/Logs/Chips	10,830	5,915	83.1%
17,267	16,564	4.2%	Lumber/Plywood	19,552	16,639	17.5%
38,271	8,742	337.8%	Metal/Scrap	32,807	7,418	342.3%
21,165	3,676	475.8%	Military/Other Carloads	22,033	4,312	411.0%

170,206	92,719	83.6%	Total	153,382	74,972	104.6%

			Intermodal & Automotive
35,369	2,508	1310.2%	Automotive	35,273	2,030	1637.6%
227,503	165,200	37.7%	Intermodal	50,387	29,125	73.0%

262,872	167,708	56.7%	Total	85,660	31,155	174.9%

813,597	504,508	61.3%	TOTAL FOR BUSINESS UNITS	549,841	277,784	97.9%
(534)	7,964	(106.7)%	Other Freight Revenue	4,582	5,298	(13.5)%
			Other Revenue	24,921	18,628	26.6%

813,063	512,472	58.7%	TOTAL	$579,344	$301,710	92.0%

Kansas City Southern Railway
Operating Statements
Dollars in Millions
(Preliminary)

	Second	Second
	Quarter	Quarter	Year to Date	Year to Date
	2005	2004	2005	2004
Revenues
Chemical and Petroleum	$36.0	$33.8	$72.3	$65.7
Paper and Forest	50.5	38.3	98.1	75.0
Agricultural and Mineral	36.4	30.0	74.5	60.7
Intermodal and Automotive Revenue	18.3	16.5	34.9	31.2
Unit Coal Revenue	26.9	22.9	57.5	44.5
Haulage Revenue	0.3	2.7	0.7	5.3
Other Revenue	10.2	8.7	19.9	17.5

Total Revenues	178.6	152.9	357.9	299.9

Operating Expenses
Compensation and Benefits	55.5	50.9	110.7	100.6
Purchased Services	14.8	14.4	28.1	28.3
Fuel	25.7	14.4	49.8	29.4
Equipment Costs	11.5	11.6	25.6	24.6
Casualties & Insurance	12.8	9.8	22.8	14.3
Material and Supplies	8.5	6.4	17.5	11.9
Other	4.0	2.8	7.6	5.5

Variable Operating Expenses	132.8	110.3	262.1	214.6

Fixed Expenses
Other Lease	2.6	2.9	5.6	5.7
Depreciation	13.5	12.9	27.1	25.5
Taxes (Other Than Income)	3.8	3.7	7.5	7.4

Fixed Operating Expenses	19.9	19.5	40.2	38.6

Total Operating Expenses	152.7	129.8	302.3	253.2

Operating Income	$25.9	$23.1	$55.6	$46.7

Operating Ratio	85.5%	84.9%	84.5%	84.4%

Kansas City Southern Railway
Carloadings By Commodity — Second Quarter, 2005
Dollars in Thousands
(Preliminary)

Carloadings				Revenue
Second Quarter		%		Second Quarter		%
2005	2004	Change		2005	2004	Change
			Coal
51,032	47,128	8.3%	Unit Coal	$26,651	$22,902	16.4%
587	556	5.6%	Other Coal	273	344	(20.6)%

51,619	47,684	8.3%	Total	26,924	23,246	15.8%

			Chemical & Petroleum Products
1,691	1,520	11.3%	Agri Chemicals	1,296	1,005	29.0%
17,567	16,834	4.4%	Other	17,363	16,578	4.7%
14,472	14,561	(0.6)%	Petroleum	11,514	10,808	6.6%
4,650	4,679	(0.6)%	Plastics	5,864	5,404	8.5%

38,380	37,594	2.1%	Total	36,037	33,795	6.6%

			Agriculture and Minerals
16,346	17,942	(8.9)%	Grain	17,036	15,489	10.0%
7,572	7,588	(0.2)%	Food Products	7,946	6,882	15.5%
9,353	6,718	39.2%	Ores and Minerals	6,120	4,091	49.5%
5,251	4,334	21.2%	Stone, Clay & Glass	5,295	3,555	48.9%

38,522	36,582	5.3%	Total	36,397	30,017	21.3%

			Paper & Forest Products
26,154	23,915	9.4%	Pulp/Paper	23,151	19,400	19.3%
1,845	1,931	(4.5)%	Scrap Paper	1,540	1,355	13.7%
7,128	6,239	14.2%	Pulpwood/Logs/Chips	4,628	2,993	54.6%
8,681	8,459	2.6%	Lumber/Plywood	9,910	8,700	13.9%
5,336	4,377	21.9%	Metal/Scrap	5,529	3,830	44.4%
4,008	1,547	159.1%	Military/Other Carloads	5,766	1,978	191.5%

53,152	46,468	14.4%	Total	50,524	38,256	32.1%

			Intermodal & Automotive
1,650	1,429	15.5%	Automotive	1,371	1,159	18.3%
83,640	85,639	(2.3)%	Intermodal	16,892	15,369	9.9%

85,290	87,068	(2.0)%	Total	18,263	16,528	10.5%

266,963	255,396	4.5%	TOTAL FOR BUSINESS UNITS	168,145	141,842	18.5%
(12)	4,202	(100.3)%	Other Freight Revenue	336	2,653	(87.3)%
			Other Revenue	10,116	8,378	20.7%

266,951	259,598	2.8%	TOTAL	$178,597	$152,873	16.8%

Kansas City Southern Railway
Carloadings By Commodity — Year to date June 30, 2005
Dollars in Thousands
(Preliminary)

Carloadings				Revenue
Year to Date		%		Year to Date		%
2005	2004	Change		2005	2004	Change
			Coal
110,747	94,985	16.6%	Unit Coal	$57,045	$44,459	28.3%
1,115	1,238	(9.9)%	Other Coal	497	708	(29.8)%

111,862	96,223	16.3%	Total	57,542	45,167	27.4%

			Chemical & Petroleum Products
3,387	2,975	13.8%	Agri Chemicals	2,548	1,916	33.0%
34,809	32,945	5.7%	Other	35,586	32,341	10.0%
28,572	28,164	1.4%	Petroleum	22,663	20,758	9.2%
9,181	9,190	(0.1)%	Plastics	11,489	10,731	7.1%

75,949	73,274	3.7%	Total	72,286	65,746	9.9%

			Agriculture and Minerals
35,182	37,907	(7.2)%	Grain	36,710	32,939	11.4%
15,261	14,687	3.9%	Food Products	15,579	12,934	20.4%
18,085	13,627	32.7%	Ores and Minerals	11,978	8,085	48.2%
10,160	8,363	21.5%	Stone, Clay & Glass	10,213	6,786	50.5%

78,688	74,584	5.5%	Total	74,480	60,744	22.6%

			Paper & Forest Products
52,653	47,199	11.6%	Pulp/Paper	46,125	38,191	20.8%
3,836	3,757	2.1%	Scrap Paper	3,252	2,497	30.2%
15,523	12,781	21.5%	Pulpwood/Logs/Chips	9,980	5,915	68.7%
16,985	16,564	2.5%	Lumber/Plywood	19,296	16,639	16.0%
11,391	8,742	30.3%	Metal/Scrap	11,451	7,418	54.4%
5,312	3,676	44.5%	Military/Other Carloads	7,999	4,312	85.5%

105,700	92,719	14.0%	Total	98,103	74,972	30.9%

			Intermodal & Automotive
3,146	2,508	25.4%	Automotive	2,608	2,030	28.5%
161,501	165,200	(2.2)%	Intermodal	32,323	29,125	11.0%

164,647	167,708	(1.8)%	Total	34,931	31,155	12.1%

536,846	504,508	6.4%	TOTAL FOR BUSINESS UNITS	337,342	277,784	21.4%
(408)	7,964	(105.1)%	Other Freight Revenue	706	5,298	(86.7)%
			Other Revenue	19,886	16,769	18.6%

536,438	512,472	4.7%	TOTAL	$357,934	$299,851	19.4%